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                 [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into Heska Corporation's previously filed Registration Statement File No. 333-47129, Registration Statement File No. 333-30951, Registration Statement File No. 333-34111 and Registration Statement File No. 333-72155.


                                                /s/ ARTHUR ANDERSEN LLP
                                                ARTHUR ANDERSEN LLP



Denver, Colorado
 March 25, 1999